Exhibit 4.1
Execution Version

HAWAIIAN ELECTRIC COMPANY, INC.
and
U.S. Bank Trust Company, National Association, as Trustee
_________________________
INDENTURE
Dated as of September 18, 2025
_________________________
6.000% Senior Notes due 2033

i

INDENTURE, dated as of September 18, 2025, between HAWAIIAN ELECTRIC COMPANY, INC., a Hawaii corporation, as issuer (the “Issuer”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as trustee (the “Trustee”).
ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.    Definitions.
“ABL Credit Facility Agreement” means the ABL Credit Agreement, dated May 17, 2024, among HE AR BRWR LLC, as borrower, Barclays Bank PLC, as Administrative Agent, Funding Agent and Collateral Agent, Wells Fargo Bank, National Association as Co-Collateral Agent, the lenders party thereto and the other parties thereto from time to time, as amended, restated, amended and rested or otherwise supplemented.
“Additional Negative Covenant Period” means a single period beginning on the Issue Date and ending on the date that is the earliest to occur of: (i) the Issuer has an Issuer Rating from each of Moody’s, S&P and Fitch and any two or more of the conditions in the following clauses are satisfied as of such date: (A) the Issuer has an Issuer Rating from Moody’s that is at least Baa3, (B) the Issuer has an Issuer Rating from S&P that is at least BBB- or (C) the Issuer has an Issuer Rating from Fitch that is at least BBB-, (ii) the Issuer has an Issuer Rating from only two of Moody’s, S&P and Fitch and any one or more of the conditions in the following clauses are satisfied as of such date: (A) the Issuer has an Issuer Rating from Moody’s that is at least Baa3, (B) the Issuer has an Issuer Rating from S&P that is at least BBB- or (C) the Issuer has an Issuer Rating from Fitch that is at least BBB- or (iii) as of such date, the Issuer and HEI shall have either (A) made all payments required pursuant to the Settlement Agreements and no further payments under the Settlement Agreements shall be required to be paid at any future date or (B) (1) raised sufficient funds with the publicly stated use of the net proceeds of such funds being to pay all amounts owing by the Issuer and HEI under the Settlement Agreements or (2) transferred sufficient funds to the entity GLST1, LLC for the express purposes of paying all amounts owing by the Issuer and HEI under the Settlement Agreements with such funds to be restricted cash per public financial statements of the Issuer and HEI, in each case of the foregoing subclauses (B)(1) and (B)(2) on terms and conditions reasonably satisfactory to the administrative agent under the Credit Agreement. For the avoidance of doubt, Liens granted prior to the Issue Date shall be grandfathered and permitted hereunder, shall not result in a breach, Default or Event of Default, and shall not be required to be released or recaptured.
“Additional Notes” means an unlimited principal amount of Notes having identical terms and conditions as the Initial Notes (except for the offering price, issue date and, if applicable, first Interest Payment Date) and ranking equally with the Initial Notes.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent” means any Registrar, Paying Agent or agent for service of notices and demands.

“Amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “Amendment” shall have a correlative meaning.
“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:
(1)    1.0% of the principal amount of such Note; and
(2)    the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at October 1, 2028 (such redemption price being set forth in paragraph 6 of the applicable Note), plus (ii) all required interest payments due on such Note through October 1, 2028 (in each case, excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.
Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.
“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.
“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, or the functional equivalent of the foregoing, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.
“Board Resolution” means a copy of a resolution certified pursuant to an Officer’s Certificate to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect, and delivered to the Trustee.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York or the city in which the Trustee’s Corporate Trust Office is located are authorized or required by law to close.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided however, no power purchase agreement with an independent power producer or a power producer which is not an Affiliate of the Issuer shall constitute a Capital Lease Obligation.
“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, to any person (as such term is used in Section 13(d) of the Exchange Act) other than the Issuer or one or more of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any person (as such term is used in Section 13(d) of the Exchange Act) other than a Permitted Holder (as defined herein) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of HEI’s Voting Stock; or (3) the first day on which HEI ceases to own, directly or indirectly, more than 50% of the then outstanding number of shares of the Issuer’s Voting Stock.
Notwithstanding the foregoing, a transaction in which the Issuer (or, so long as the Issuer is a Subsidiary of any Permitted Holder, such Permitted Holder) becomes a Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if the shareholders of the Issuer (or such Permitted Holder) immediately prior to such transaction beneficially own, directly or indirectly through one or more intermediaries, the same proportion of voting power of the outstanding classes or series of the Issuer’s (or such Permitted Holder’s) voting stock as such shareholders beneficially own immediately following the consummation of such transaction.
For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.
“Change of Control Triggering Event” means the occurrence of a Rating Event and a Change of Control.
“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Consolidated Capitalization” means, at any date of determination with respect to the Issuer and its Subsidiaries on a consolidated basis, the sum of (a) Consolidated Funded Debt, (b) preferred stock of the Issuer and its Subsidiaries and (c) Consolidated Common Stock Equity.
“Consolidated Common Stock Equity” means, at any date of determination, with respect to the Issuer and its Subsidiaries on a consolidated basis, the sum of (a) common stock, (b) premium and/or expenses on common stock and preferred stock, (c) additional paid-in capital, and (d) retained earnings, excluding Accumulated Other Comprehensive Income or Loss (“AOCI”) as defined by GAAP, as such definitions now exist and as they may hereafter be amended, except with respect to matters affecting AOCI, and excluding adjustments made directly to stockholders’ equity as a result of any future issued accounting standards, adopted by the Issuer, that will require adjustments directly to stockholders’ equity.
“Consolidated Funded Debt” means, at any date of determination with respect to the Issuer and its Subsidiaries on a consolidated basis, the sum of (a) net long-term debt, defined as the portion of outstanding bonds, debentures, notes and similar debt obligations (including Capital Lease Obligations, Purchase Money Indebtedness and Indebtedness under the Credit Agreement, the ABL Credit Facility Agreement and the Notes), net of cash collateral or other funds on deposit with trustees and unamortized discounts and expenses in respect of such bonds, debentures, notes and obligations, that is due one year or more from the date of the relevant balance sheet on which such debt is included, (b) net long-term debt (as so defined) due within one year, defined as the portion of outstanding bonds, debentures, notes and similar debt obligations (including Capital Lease Obligations, Purchase Money Indebtedness and Indebtedness under the Credit Agreement, the ABL Credit Facility Agreement and the Notes) that is due within one year from the date of the relevant balance sheet on which such long-term debt is included and (c) short-term borrowings, including Purchase Money Indebtedness, as included on and defined in the relevant balance sheet; provided, however, no Indebtedness of independent power producers, or other power producers which are not Affiliates of the Issuer, included on a balance sheet of the Issuer by reason of the application of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 810 (formerly referred to as FASB Interpretation No. 46 (revised December 2003)) shall constitute Consolidated Funded Debt. Notwithstanding the foregoing, the following shall be excluded from the calculation of Consolidated Funded Debt: (i) indebtedness of variable interest entities that are consolidated with the Issuer for financial reporting purposes and whose indebtedness is non-recourse to the Issuer and its Subsidiaries (other than such entities); (ii) Hybrid Equity Instruments; and (iii) indebtedness issued by an Eligible Securitization Vehicle of the Issuer or its Subsidiaries.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Corporate Trust Office” means the corporate trust office of the Trustee located at West Side Flats St Paul, 111 Fillmore Avenue East, Saint Paul, MN 55107, or such other office, designated by the Trustee by written notice to the Issuer, at which any particular time its corporate trust business shall be administered.
“Credit Agreement” means that Fourth Amended and Restated Credit Agreement, dated as of September 5, 2025, among the Issuer, as borrower, the lenders party thereto, Wells Fargo Bank, National Association, as syndication agent and issuing bank, Bank of America, N.A., Barclays Bank PLC, Citibank, N.A. and Truist Bank, as co-documentation agents, JPMorgan Chase Bank, N.A., as administrative agent, swingline lender and issuing bank and JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, BofA Securities, Inc. Barclays Bank PLC, Citibank, N.A. and Truist Securities, Inc., as joint lead arrangers and joint book runners, as amended, restated, amended and restated or otherwise supplemented.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
“Default” means any event or condition which constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Definitive Note” means a certificated Note bearing, if required, the appropriate Restricted Notes Legend set forth in Section 2.16(e).
“Depository” means The Depository Trust Company, its nominees and their respective successors.
“Distribution Compliance Period” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.
“DTC” means The Depository Trust Company.
“Eligible Securitization Vehicle” means any Affiliate or Subsidiary of the Issuer or its Subsidiaries formed and operated solely for the purpose of issuing securitized debt or other securities (for the avoidance of doubt, not secured by any Principal Property) in asset-backed or utility charges-based financing (such as utility cost recovery or revenue securitization) and activities ancillary thereto consistent with other bankruptcy-remote securitization utility special purpose entities.
“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities convertible into such shares or other interests.
“Equity Offering” means (A) a primary public or private offering of Equity Interests of the Issuer (for avoidance of doubt, including such an offering by a parent company of the Issuer to the extent the proceeds are contributed to the equity capital of the Issuer), other than (i) a public offering registered on Form S-4 or Form S-8 or (ii) an issuance to any Subsidiary of the Issuer or (B) the purchase or other acquisition, by merger, consolidation or otherwise, of Equity Interests of the Issuer (for avoidance of doubt, including such an transaction involving a parent company of the Issuer to the extent the proceeds are contributed to the equity capital of the Issuer) by any publicly traded special purpose acquisition company or any entity similar to, or successor of, the foregoing (or any Subsidiary thereof) or similar business combination with a special purpose acquisition company or similar transaction.
“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Fitch” means Fitch Ratings Inc.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including the Hawaii Public Utilities Commission, the SEC and the Federal Energy Regulatory Commission.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(1)     to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof,
(2)    to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof,
(3)    to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; or
(4)    as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation;
provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of any guarantor shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by the Issuer in good faith. The term “Guaranteed” has a meaning correlative thereto.
“Hawaii Electric Light” means Hawaii Electric Light Company, Inc., a Hawaii corporation.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
“HEI” means Hawaiian Electric Industries, Inc.
“Holder” means any registered holder, from time to time, of the Notes.
“Hybrid Equity Instruments” means (i) debt or preferred or preference equity securities (however designated or denominated) of the Issuer or any of its Subsidiaries that are mandatorily convertible into common equity interests or preferred equity interests of the Issuer or any of its Subsidiaries (provided that such securities do not constitute Mandatorily Redeemable Stock), (ii) securities of the Issuer or any of its Subsidiaries that (A) are afforded equity treatment (whether full or partial) by S&P, Moody’s or Fitch at the time of issuance, and (B) require no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to 91 days after the fifth anniversary of the Issue Date, and (iii) any other securities (however designated or denominated) of the Issuer or any of its Subsidiaries that are (A) not subject to mandatory redemption or mandatory prepayment, and (B) together with any guaranty thereof, subordinate in right of payment to the unsecured and unsubordinated indebtedness (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary terms) of the issuer of such securities or guaranty.
“Indebtedness” of any Person means, without duplication,
(1)    all obligations of such Person for borrowed money;
(2)    all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;
(3)    all obligations of such Person upon which interest charges are customarily paid;
(4)    all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person;
(5)    all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business);
(6)    all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed;
(7)    all Guarantees by such Person of Indebtedness of others;
(8)    all Capital Lease Obligations of such Person;

(9)    all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty; and
(10)    all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.
The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indenture” means this Indenture as amended, restated or supplemented from time to time.
“Initial Notes” means the 6.000% Senior Notes due 2033 issued on the Issue Date.
“Interest” means, with respect to the Notes, interest on the Notes.
“Interest Payment Dates” means each April 1 and October 1, commencing on April 1, 2026 for the Initial Notes.
“Issue Date” means September 18, 2025.
“Issuer” means the party named as such in the first paragraph of this Indenture until a successor, as described in Section 5.02 of this Indenture, replaces such party pursuant to Article Five and thereafter means the successor.
“Issuer Rating” means the Issuer’s corporate issuer ratings from any of S&P, Moody’s and Fitch.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Mandatorily Redeemable Stock” means, with respect to any person, such person’s common equity interests or preferred equity interests to the extent that it is (i) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Indebtedness or other liability of such person, (A) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (B) at the option of any person other than such person, or (C) upon the occurrence of a condition not solely within the control of such person, such as a redemption required to be made out of future earnings, or (ii) presently convertible into Mandatorily Redeemable Stock.
“Margin Stock” has the meaning assigned to such term in Regulation U.

“Maui Electric” means Maui Electric Company, Limited, a Hawaii corporation.
“Moody’s” means Moody’s Investors Service, Inc.
“Notes” means the Initial Notes and any Additional Notes.
“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.
“Offering Memorandum” means the offering memorandum, dated as of September 11, 2025, relating to the offering of the Initial Notes.
“Officer” means any of the following of the Issuer: the President and Chief Executive Officer, the Senior VP & Chief Financial Officer, the Treasurer, the Controller and the Assistant Treasurer of the Issuer (or persons holding equivalent positions regardless of title).
“Officer’s Certificate” means a certificate signed by an Officer.
“Opinion of Counsel” means a written opinion reasonably satisfactory in form to the Trustee from legal counsel, which counsel is reasonably acceptable to the Trustee, opining on the matters required by Section 11.05 and delivered to the Trustee. Such legal counsel may be an employee of or counsel to the Issuer.
“Permitted Holder” means, at any time, HEI (and its successors and survivors) and its Affiliates. In addition, any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Principal Property” means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof and all related property, plant or equipment or other long-term assets used or useful in the ownership, development, construction or operation of such building, structure or other facility) owned by the Issuer or any Significant Subsidiary and used primarily for generation, transmission, distribution, development or construction, that has a net book value on the date as of which the determination is being made, greater than 1.0% of the Issuer’s consolidated assets, other than any such building, structure or facility (or portion thereof, including any related land, fixtures, property, plant, equipment or other long-term asset) that the Issuer reasonably determines is not core to the operations of the Issuer and its Subsidiaries, taken as a whole (for the avoidance of doubt, the foregoing assets, taken as a whole, without giving effect to such net book value threshold, constitute, without limitation, substantially all of the generation, transmission and distribution-related assets of the Issuer and its Subsidiaries taken as a whole).
“Purchase Agreement” means (1) with respect to the Initial Notes, the Purchase Agreement, dated September 11, 2025, by and between the Issuer and J.P. Morgan Securities

LLC, as representative of the initial purchasers and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement by and among the Issuer and the Persons purchasing such Additional Notes.
“Purchase Money Indebtedness” means Indebtedness of the Issuer or any Subsidiary that is incurred to finance part or all of (but not more than) the purchase price of a tangible asset; provided that (a) the Issuer or such Subsidiary did not at any time prior to such purchase have any interest in such asset other than an option to purchase, a security interest, or an interest as lessee under an operating lease and (b) such Indebtedness is incurred at the time of, or within 90 days after, such purchase.
“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A promulgated under the Securities Act.
“Rating Agencies” means (a) each of Fitch, Moody’s and S&P and (b) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” (within the meaning of Section 3(a)(62) of the Exchange Act) selected by the Issuer as a replacement Rating Agency for a former Rating Agency.
“Rating Event” means the rating on the Notes is lowered by two of the three Rating Agencies on any day within the period commencing on the earlier of (a) the occurrence of a Change of Control and (b) public notice of the occurrence of a Change of Control or the Issuer’s intention to effect a Change of Control and ending 60 days following the consummation of such Change of Control (which 60 day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies).
“Redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided that this definition shall not apply for purposes of Article Three and paragraph 6 of the Notes.
“Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.
“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Notes” means all Notes offered and sold in an offshore transaction in reliance on Regulation S.
“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Responsible Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 144A Notes” means all Notes offered and sold to purchasers reasonably believed to be QIBs in reliance on Rule 144A.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.
“Screened Affiliate” means any Affiliate of a Holder (i) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Issuer or its Subsidiaries, (iii) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holders in connection with its investment in the Notes.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Settlement Agreements” means the Settlement Agreements as set forth and defined in the Issuer’s and HEI’s filing with the SEC on Form 10-K for the year ended December 31, 2024 (as such Settlement Agreements may be amended, restated, supplemented or otherwise modified from time to time).
“Significant Subsidiary” means each of Maui Electric, Hawaii Electric Light and any other Subsidiary having 15% or more of the total assets, or 15% or more of the total operating income, of the Issuer and its Subsidiaries on a consolidated basis, in either case as the consolidated total assets and consolidated total operating income of the Issuer and its Subsidiaries are reflected in the most recent annual or quarterly report filed by the Issuer with the SEC.
“Subsidiary” means any subsidiary of the Issuer and any subsidiary of a Subsidiary of the Issuer.
“Transfer Restricted Note” means any Note that bears or is required to bear a Restricted Notes Legend.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board), on the third business day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to October 1, 2028 (the “Par Call Date”) (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.
If on the third business day preceding the Redemption Date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.
“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.
“U.S. Government Obligation” means any:
(1)    security which is: (a) a direct obligation of the United States for the payment of which the full faith and credit of the United States is pledged or (b) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in the case of clause (a) or (b), is not callable or redeemable at the option of the issuer of the obligation, and
(2)     depositary receipt issued by a bank (as defined in the Securities Act) as custodian with respect to any security specified in clause (1) above and held by such bank for the account of the holder of such depositary receipt or with respect to any specific payment of principal of or interest on any such security held by any such bank, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.
“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.
“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56.
“Voting Stock” of any specified person means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
SECTION 1.02.    Other Definitions.
The definitions of the following terms may be found in the sections indicated

Term	Defined in Section
“Agent Members”................................................................	2.02(c)
“Bankruptcy Default”................................................................	6.01
“Change of Control Offer”.................................................	4.08(a)
“Change of Control Payment”...........................................	4.08(a)
“Change of Control Payment Date”..................................	4.08
“Event of Default”...............................................................	6.01

Term	Defined in Section
“Global Notes”.....................................................................	2.02(b)
“Global Notes Legend”........................................................	2.16(e)
“Registrar”..........................................................................	2.04
“Regulation S Global Note”...............................................	2.02(b)
“Regulation S Notes Legend”.............................................	2.16(e)
“Restricted Notes Legend”.................................................	2.16(e)
“Rule 144A Global Note”...................................................	2.02(b)
“Surviving Person”...................................................	5.01(a)

SECTION 1.03.    Rules of Construction.
Unless the context otherwise requires:
(1)    a term has the meaning assigned to it herein, whether defined expressly or by reference;
(2)    “or” is not exclusive;
(3)    words in the singular include the plural, and in the plural include the singular;
(4)    words used herein implying any gender shall apply to both genders;
(5)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subsection;
(6)    unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Issuer;
(7)    “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and
(8)    “including” means including, without limitation.

ARTICLE TWO

THE NOTES
SECTION 2.01.    Amount of Notes.
Upon receipt of a written order of the Issuer, the Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $500,000,000 and (ii) Additional Notes in an unlimited principal amount, upon a written order of the Issuer in the form of an Officer’s Certificate of the Issuer. The written order shall specify the amount of the Notes to be authenticated, the date on which the Notes are to be authenticated, and the names and delivery instructions for each Holder.
Upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate Notes in substitution for Notes originally issued to reflect any name change of the Issuer. Any Additional Notes shall be part of the same issue as the Initial Notes and shall vote on all matters as one class with the Initial Notes, including, waivers, amendments, redemptions and offers to purchase. For the purposes of this Indenture, references to the Notes include Additional Notes, if any; provided, that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes (as reasonably determined by the Issuer), the Additional Notes will have a separate CUSIP number.
SECTION 2.02.    Form and Dating; Book Entry Provisions.
(a)    The (i) Initial Notes and the Trustee’s certificate of authentication with respect thereto and (ii) any Additional Notes and the Trustee’s certificate of authentication with respect thereto, in each case, shall be substantially in the form set forth in Exhibit A hereto (other than, with respect to any Additional Notes, changes related to the offering price, issue date and, if applicable, first Interest Payment Date of such Additional Notes), which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Each Note shall be dated the date of its authentication.
(b)    (i) The Initial Notes shall be offered and sold by the Issuer pursuant to the Purchase Agreement. The Notes shall be resold initially only (1) to persons reasonably believed to be QIBs in reliance on Rule 144A under the Securities Act or (2) outside the United States, to persons other than “U.S. persons” as defined in Rule 902 under the Securities Act in compliance with Regulation S. Notes may thereafter be transferred to, among others, purchasers reasonably believed to be QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be issued in the form of one or more permanent global securities in fully registered form (collectively, the “Rule 144A Global Note”); and Notes initially resold pursuant to Regulation S shall be issued in the form of one or more permanent global securities in fully registered form (collectively, the “Regulation S Global Note”), in each case without interest coupons and with the Global Notes Legend and the applicable Restricted Notes Legend set forth in Section 2.16(e) hereof, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture.
(ii)    [Reserved].
(iii)    [Reserved].
(iv)    The Rule 144A Global Notes and the Regulation S Global Notes are collectively referred to herein as “Global Notes”. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.
(c)    This Section 2.02(c) shall apply only to a Global Note deposited with or on behalf of the Depository.
(i)    The Issuer shall execute and the Trustee shall, in accordance with this Section 2.02(c), authenticate and deliver initially one or more Global Notes that (A) shall be registered in the name of the Depository for such Global Note or the nominee of such Depository and (B) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.
(ii)    Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
(d)    Except as provided in Section 2.16 or 2.17, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.
(e)    The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. If there is any conflict between the terms of the Notes and this Indenture, the terms of this Indenture shall govern.
(f)    The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.
SECTION 2.03.    Execution and Authentication.

An Officer (who shall, in each case, have been duly authorized by all requisite corporate actions) shall sign the Notes for the Issuer by manual, electronic or facsimile signature.
If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by manual signature of an authorized officer of the Trustee, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.
The Notes shall be issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000.
SECTION 2.04.    Registrar and Paying Agent.
The Issuer shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York or the city in which the Corporate Trust Office of the Trustee is located) where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served; provided, however, that the Corporate Trust Office shall not be a place of service of legal process on the Issuer. The Registrar shall keep a register of the Notes and of their transfer and exchange. If and for so long as the Trustee is not the Registrar, the Trustee shall have the right to inspect the register of the Notes during regular business hours. The Issuer may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent. The Issuer or any Affiliate thereof may act as Paying Agent.
The Issuer shall enter into an appropriate agency agreement with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07. The Issuer or any Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.
The Issuer initially appoints the Trustee as Registrar and Paying Agent.
SECTION 2.05.    Paying Agent to Hold Money in Trust.
On or prior to each due date of the principal or interest on any Notes, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee in writing of any default by the Issuer (or any other obligor on the Notes) in making any such payment. If the Issuer or a Subsidiary of the Issuer serves as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee. Upon the occurrence of a Bankruptcy Default, the Trustee shall automatically be the Paying Agent for the Notes.
SECTION 2.06.    Holder Lists.
The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
SECTION 2.07.    Transfer and Exchange.
Subject to Sections 2.02(b), 2.16 and 2.17, when Notes are presented to the Registrar with a request from such Holder to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested if the requirements of this Indenture are met. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and, upon receipt of a written order of the Issuer, the Trustee shall authenticate new Notes evidencing such transfer or exchange at the

Registrar’s request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Registrar may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charges that may be imposed in relation to a transfer or exchange of Notes, but this provision shall not apply to any transfer or exchange pursuant to Section 2.11, 3.06, 4.08 or 8.05 (in which events the Issuer shall be responsible for the payment of any such taxes or charges). Neither the Issuer nor the Registrar shall be required to exchange or register a transfer (a) of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed, (b) of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part, or (c) of any Note between a record date and the next succeeding Interest Payment Date.
Any Holder of any Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.
Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable U.S. Federal, state or foreign securities law.
Neither the Trustee nor the Registrar shall have any duty to monitor the Issuer’s compliance with or have any responsibility with respect to the Issuer’s compliance with any Federal, state or foreign securities laws.
SECTION 2.08.    Replacement Notes.
If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if such Holder furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted by such Holder, sufficient in the judgment of both to protect the Issuer, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer and the Trustee may charge such Holder for their reasonable out-of-pocket expenses in replacing such Note (including, attorneys’ fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Issuer.
SECTION 2.09.    Outstanding Notes.
The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuer receives proof satisfactory to it that the replaced Note is held by a protected purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.
If the Paying Agent holds in trust, in its capacity as such, on any Redemption Date or maturity date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.
SECTION 2.10.    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any other Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has received an Officer’s Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer, any other obligor on the Notes or any of their respective Affiliates.
SECTION 2.11.    Temporary Notes.
Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.
SECTION 2.12.    Cancellation.
The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall cancel and destroy such Notes in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act and the Trustee). The Trustee shall upon the request of the Issuer deliver a certificate of such destruction to the Issuer. The Issuer may not reissue or resell, or issue new Notes to replace, Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation, other than in accordance with the express provisions of this Indenture.
SECTION 2.13.    Defaulted Interest.

If the Issuer defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders of such Notes on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. The Issuer shall promptly mail to each Holder of such Notes a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.
SECTION 2.14.    CUSIP Number.
The Issuer in issuing the Notes may use a “CUSIP” number, ISIN and “Common Code” number (in each case if then generally in use), and if so, such CUSIP number, ISIN and Common Code number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such number either as printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify, and in any event within 10 Business Days, the Trustee of any such CUSIP number, ISIN and Common Code number used by the Issuer in connection with the issuance of the Notes and of any change in the CUSIP number, ISIN and Common Code number.
SECTION 2.15.    Deposit of Moneys.
Subject to the following paragraph, prior to 11:00 a.m., New York City time, on each Interest Payment Date and maturity date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or maturity date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Definitive Notes shall be payable, either in person or by mail, at the office of the Paying Agent.
If a Holder has given wire transfer instructions to the Issuer and the Paying Agent at least ten Business Days prior to the applicable Interest Payment Date, the Issuer (through the Paying Agent) will make all payments on such Holder’s Notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the Paying Agent for the Notes unless the Issuer (with notice to the Paying Agent) elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders; provided that, if the Notes are issued in global form, payment will be made in accordance with DTC’s applicable procedures.
SECTION 2.16.    Special Transfer Provisions.

(a)    Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:
(x)    to register the transfer of such Definitive Notes; or
(y)    to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:
(i)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and
(ii)    if such Definitive Notes are required to bear a Restricted Notes Legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act (and the transferor certifies the same, in writing, to the Registrar), pursuant to Section 2.16(b) or pursuant to clause (A) or (B) below:
(A)    if such Definitive Notes are being transferred to the Issuer, such Definitive Notes are accompanied by a certification to that effect; or
(B)    if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: in each case, such Definitive Notes are accompanied by (i) a certification to that effect (in the form of the Form of Transfer Certificate attached to Exhibit A hereto) and (ii) if the Issuer or the Trustee so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Restricted Notes Legend set forth in Section 2.16(e)(i).
(b)    Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Issuer and the Registrar, together with:
(i)    certification, in the form of the Form of Transfer Certificate attached to Exhibit A hereto, that such Definitive Note is either (A) being transferred to a person reasonably believed to be a QIB in accordance with Rule 144A or (B) being transferred in an offshore transaction in compliance with Rule 903 or Rule 904 of Regulation S under the Securities Act; and
(ii)    written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule

144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so canceled. If no Rule 144A Global Notes or Regulation S Global Notes, as applicable, are then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officer’s Certificate of the Issuer, a new Rule 144A Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.
(c)    Transfer and Exchange of Global Notes.
(i)    The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in such Global Note. The Registrar shall, in accordance with such instructions, instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.
(ii)    If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.
(iii)    Notwithstanding any other provisions of Article Two (other than the provisions set forth in Section 2.17), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)    In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.17, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.16 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.
(d)    Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.
(i)    Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form of the Form of Transfer Certificate attached to Exhibit A hereto for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.
(ii)    During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form of the Form of Transfer Certificate attached to Exhibit A hereto for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.
(iii)    Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form of the Form of Transfer Certificate attached to Exhibit A hereto for an exchange from a Regulation S Global Note to an Unrestricted Global Note.
(iv)    Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form of the Form of Transfer Certificate attached to Exhibit A hereto) and/or upon delivery of such legal opinions, certifications and other information as the Issuer or the Trustee may reasonably request.
(v)    If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Issuer shall issue and the Trustee shall authenticate, upon a written order of the Issuer, a new Unrestricted Global Note in the appropriate principal amount.
(e)    Legend.
(i)    Each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (the “Global Notes Legend”):
UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
Except as permitted by Section 2.16(d) and paragraph (ii) below or otherwise agreed by the Issuer and the applicable Holder, each Note certificate evidencing the Global Notes and Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof), shall bear a legend in substantially the following form (the “Restricted Notes Legend”):
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT

FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
Each certificate evidencing a Note offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form (the “Regulation S Notes Legend”):
BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
(ii)    Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in a form of the Form of Transfer Certificate attached to Exhibit A hereto).
(f)    Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.
(g)    No Obligation of the Trustee.
(i)    None of the Trustee, Registrar or Paying Agent shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee, Registrar and Paying Agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
(ii)    Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
SECTION 2.17.    Definitive Notes.
(a)    A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.02 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.16 hereof and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depository is not appointed by the Issuer within 90 days of such notice or cessation, as applicable, (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each Person that such Global Note Holder and the Depository identifies as being the beneficial owner of the related Notes, or (iii) an Event of Default has occurred and is continuing with respect to the Notes and the Depository notifies the Trustee of its decision to exchange the Global Notes for Definitive Notes.
(b)    Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.17 shall be surrendered by the Depository to the Trustee at the Corporate Trust Office of the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.17 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount or any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.16(e) hereof, bear the applicable Restricted Notes Legend set forth in Section 2.16(e) hereof.
(c)    Subject to the provisions of Section 2.17(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
(d)    In the event of the occurrence of one of the events specified in Section 2.17(a) hereof, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that the Definitive Notes are not issued to each such beneficial owner promptly after the Registrar has received a request from the Holder of a Global Note to issue such Definitive Note, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Article Six of this Indenture, the right of any beneficial holder of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial holder’s Notes as if such Definitive Notes had been issued.
(e)    By its acceptance of any Note bearing any legend in Section 2.16(e), each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in such legend in Section 2.16(e) and agrees that it shall transfer such Note only as provided in this Indenture.
The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.02 or this Section 2.17 in accordance with its customary document retention policies. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.
SECTION 2.18.    Computation of Interest.
Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Initial Notes will bear interest from, and including, the Issue Date.

ARTICLE THREE

REDEMPTION
SECTION 3.01.    Election to Redeem; Notices to Trustee.
If the Issuer elects to redeem Notes pursuant to paragraph 6 of the Notes, at least 10 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee), the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officer’s Certificate stating that such redemption will comply with the conditions contained in paragraph 6 of the Notes. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Holders pursuant to Section 3.03, except as provided in Section 3.04.
SECTION 3.02.    Selection by Trustee of Notes To Be Redeemed.
In the event that less than all of the Notes are to be redeemed or repurchased by the Issuer at any time, selection of the Notes for redemption or repurchase shall be made on a pro rata basis (if the Notes are issued in physical form) or in accordance with the Depository’s applicable procedures (if the Notes are issued in global form) and in each case, if the Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed or repurchased in part. If a partial redemption is made pursuant to paragraph 6 of the Notes, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository if the Notes are held in global form), unless that method is otherwise prohibited. The Trustee shall promptly notify the Issuer of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $2,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Issuer may acquire Notes by means other than redemption, whether pursuant to an Issuer tender offer, open market purchase or otherwise, provided such acquisition does not otherwise violate the other terms of this Indenture.
SECTION 3.03.    Notice of Redemption.
At least 10 days, and no more than 60 days, before a Redemption Date, the Issuer shall mail, cause to be mailed, or delivered electronically if held by the Depository, notice of redemption to each Holder to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04, with a copy to the Trustee, except that redemption notices may be mailed, or delivered electronically if held by the Depository, more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of this Indenture. If the Issuer mails or delivers electronically such notice to Holders, it shall mail or deliver electronically a copy of such notice to the Trustee at the same time.
The notice shall identify the Notes to be redeemed (including the CUSIP numbers, ISIN and Common Code numbers, if any thereof) and shall state:
(1)    the Redemption Date;
(2)    the redemption price and the amount of premium (or the manner of calculation the redemption price and/or premium) and accrued interest to be paid;
(3)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued, as and to the extent applicable;
(4)    the name and address of the Paying Agent;
(5)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)    that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
(7)    that the Notes are being redeemed pursuant to paragraph 6 of the Notes;
(8)    the aggregate principal amount of Notes that are being redeemed; and
(9)    if the redemption is conditional, a description of the applicable conditions and the date by which such conditions are expected to be satisfied.
At the Issuer’s written request made at least five Business Days prior to the date on which notice is to be given (or such shorter period as the Trustee in its sole discretion may agree), the Trustee shall give the notice of redemption prepared by the Issuer, in the Issuer’s name and at the Issuer’s sole expense. In such event, the Issuer shall provide the Trustee with the information required by this Section 3.03.
SECTION 3.04.    Effect of Notice of Redemption.
Except as provided below in the next paragraph, once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular record date and on or prior to the Interest

Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
Any redemption or notice may, at the Issuer’s option, be subject to the satisfaction of one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. Subject to the satisfaction of any conditions precedent relating thereto, Notes called for redemption or purchase shall become due on the date fixed for redemption or purchase.
The Issuer may provide in any notice that payment of the redemption price and accrued and unpaid interest, if any, and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
If a Redemption Date or repurchase date is on or after a record date and on or before the corresponding interest payment date, the accrued and unpaid interest up to, but excluding, the Redemption Date or repurchase date, as applicable, will be paid on the Redemption Date or repurchase date, as applicable, to the holder in whose name the note is registered at the close of business on such record date in accordance with the applicable procedures of DTC.
SECTION 3.05.    Deposit of Redemption Price.
On or prior to 11:00 a.m., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation. Promptly after the calculation of the redemption price, the Issuer shall give the Trustee and any Paying Agent written notice thereof.
On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption shall cease to accrue interest and the only right of the Holders of such Notes shall be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest shall be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

SECTION 3.06.    Notes Redeemed in Part.
Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
SECTION 3.07.    Mandatory Redemption.
Except as set forth in Section 4.08, the Issuer shall not be required to make mandatory redemption payments with respect to the Notes. The Issuer or its Affiliates may at any time and from time to time acquire Notes by means other than a redemption, whether by tender offer, exchange offer, in open market purchases, through negotiated transactions or otherwise, in accordance with applicable securities laws, upon such terms and at such prices as the Issuer or its Affiliates may determine, which may be more or less than the consideration for which the Notes offered hereby are being sold and may be less than the redemption price then in effect and could be for cash or other consideration.
ARTICLE FOUR

COVENANTS
SECTION 4.01.    Payment of Notes.
The Issuer shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds by 11:00 a.m. New York City time on that date money designated for and sufficient to pay such installment.
The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.
SECTION 4.02.    Reports to Holders.
(a)    Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer shall file with the SEC (and make available to the Trustee and Holders of the Notes, without cost to any Holder, within 15 days after it files (or is otherwise required to file) them with the SEC), from and after the Issue Date,
(1)    within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;
(3)    promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and
(4)    any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;
in each case in a manner that complies in all material respects with the requirements specified in such form.
(b)    Notwithstanding the foregoing, such requirements shall be deemed satisfied for any particular period or report if the Issuer has filed such reports with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available. In addition, the requirements of this covenant will be deemed satisfied and the Issuer will be deemed to have delivered such reports and information referred to above to the Trustee for all purposes of this Indenture by posting reports that would be required to be filed substantially in the form required by the SEC on the Issuer’s website and providing such reports to the Trustee within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, with such financial information (including a “Management’s discussion and analysis of financial condition and results of operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the times specified above.
(c)    Notwithstanding anything to the contrary, so long as the Issuer is a consolidated Subsidiary of a direct or indirect parent company for financial reporting purposes, the reports and other information required to be filed, provided or furnished pursuant to the provisions described above may, at the option of the Issuer, be those of such parent company, rather than those of the Issuer, and, if the Issuer so elects in any such case, may be filed, provided or furnished by such parent company; provided that financial information of such parent company so filed, provided or furnished shall include a reasonable explanation of the material differences (if any) between the information relating to such parent company, on the one hand, and the information relating to the Issuer and its consolidated Subsidiaries on a standalone basis, on the other hand.
(d)    In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(e)    To the extent any such information is not so filed, posted or furnished, as applicable, within the time periods specified above and such information is subsequently filed,

posted or furnished, as applicable, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders under Section 6.01 if Holders of at least 30% in aggregate principal amount of the Notes then outstanding have declared the aggregate principal of and accrued and unpaid interest on the outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure.
(f)    Delivery of such reports and information to the Trustee shall be for informational purposes only and the Trustee’s receipt of them shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein (including the Issuer’s compliance with any of its covenants under this Indenture as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).
SECTION 4.03.    Waiver of Stay, Extension or Usury Laws.
The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 4.04.    Compliance Certificate; Notice of Default.
(a)    The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and no Default occurred during such period (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action it is taking or propose to take with respect thereto).
(b)    The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default, an Officer’s Certificate specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.
SECTION 4.05.    Limitations on Liens.
The Issuer will not, and will not permit any Significant Subsidiary to, incur, create, assume or permit to exist any Lien on the capital stock of or other ownership interests in any

Significant Subsidiary or any Lien on any Principal Property of the Issuer or any Significant Subsidiary, now or hereafter owned, without effectively providing concurrently therewith to equally and ratably secure the obligations of the Issuer under this Indenture, except:
(1)    Liens securing the payment of Indebtedness of the Issuer or any Subsidiary to a state, territory or possession of the United States or any political subdivision thereof issued in a transaction in which such state, territory, possession or political subdivision issued obligations the interest on which is excludable from gross income by the holders thereof pursuant to the provisions of Section 103 of the Code (or similar provisions), as in effect at the time of the issuance of such obligations, and Indebtedness to the issuer of a letter of credit or a letter of guaranty to support any such obligations to the extent the Issuer or any Significant Subsidiary is required to reimburse such issuer for drawings under such letter of credit or letter of guaranty with respect to the principal of or interest on such obligations;
(2)    deposits under workmen’s compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money), leases, statutory obligations, surety or appeal bonds, or indemnity, performance or other similar bonds, in the ordinary course of business;
(3)    Liens imposed by law, such as carriers’, warehousemen’s or mechanics’ liens, incurred in good faith in the ordinary course of business and securing obligations that are not yet due or that are being contested in good faith by appropriate proceedings, and Liens arising out of judgments or awards not exceeding $75.0 million in the aggregate with respect to which appeals are being prosecuted, execution pending such appeals having been effectively stayed;
(4)    the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, or permit, or by any provision of law, to purchase or recapture or designate a purchaser of any property;
(5)    any Lien securing a tax, assessment or other governmental charge or levy or the claim of a materialman, mechanic, carrier, warehouseman or landlord for labor, materials, supplies or rentals incurred in the ordinary course of business;
(6)    any Lien existing on any property or asset at the time such property or asset is acquired by the Issuer or any Significant Subsidiary (including acquisition by merger or consolidation), but only if and so long as (i) such Lien was not created in contemplation of such property or asset being acquired, (ii) such Lien is and will remain confined to the property or asset subject to it at the time such property or asset is acquired and to improvements thereafter erected on or attached to such property or asset or any property or asset acquired in substitution or replacement thereof and (iii) such Lien secures only the obligation secured thereby at the time such property or asset is acquired;
(7)    any Lien in existence on the Issue Date, but only, in the case of each such Lien, to the extent it secures an obligation outstanding on the Issue Date, and extensions, renewals and refinancings of such obligations that do not increase the outstanding principal amount thereof (other than for accrued interest and transactional fees and expenses of such extension, renewal or refinancing);
(8)    any Lien securing Purchase Money Indebtedness, or to secure payment of all or any part of the cost of construction of improvements as they are incurred or within 270 days thereafter, but only if, in the case of each such Lien, (i) such Lien shall at all times be confined solely to the property or asset the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien and to improvements thereafter erected on or attached to such property or asset or any property or asset acquired in substitution or replacement thereof and (ii) such Lien attached to such property or asset within 270 days of the acquisition or improvement of such property or asset;
(9)    easements, reservations, rights-of-way, restrictions, survey exceptions and other similar encumbrances as to real property which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not materially interfere with the conduct of the business of the Issuer or any Significant Subsidiary conducted at the property subject thereto;
(10)    licenses, leases and subleases of property owned or leased by the Issuer or any Significant Subsidiary not interfering with the ordinary conduct of the business of the Issuer and the Significant Subsidiaries;
(11)    Liens securing obligations, neither assumed by the Issuer or any Significant Subsidiary nor on account of which the Issuer or any Significant Subsidiary customarily pays interest, upon real estate or under which the Issuer or any Significant Subsidiary has a right-of-way, easement, franchise or other servitude or of which the Issuer or any Significant Subsidiary is the lessee of the whole thereof or any interest therein for the purpose of locating transmission and distribution lines and related support structures, pipe lines, substations, measuring stations, tanks, pumping or delivery equipment or similar equipment;
(12)    Liens arising by virtue of any statutory or common law or contractual provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a depository institution;
(13)    any Lien constituting a renewal, extension or replacement of a Lien permitted under clause (6), (7) or (8) of this Section 4.05, but only if (i) at the time such Lien is granted and immediately after giving effect thereto, no Default or Event of Default would exist and be continuing, (ii) such Lien is limited to all or a part of the property or asset that was subject to the Lien so renewed, extended or replaced and to improvements thereafter erected on or attached to such property or asset or any property or asset acquired in substitution or replacement thereof, (iii) the principal amount of the obligations secured by such Lien does not exceed the principal amount of the obligations secured by the Lien so renewed, extended or replaced, together with reasonable out-of-pocket expenses and accrued interest with respect to the obligations so renewed, extended or replaced, and (iv) the obligations secured by such Lien bear interest at a rate per annum not exceeding the rate borne by the obligations secured by the Lien so renewed, extended or replaced except for any increase that, in the reasonable opinion of the Issuer, is commercially reasonable at the time of such increase;
(14)    Liens securing Indebtedness or other obligations of the Issuer or any Significant Subsidiary; provided, that at the time any such Indebtedness or other monetary obligation is incurred (and after giving effect to the concurrent repayment of any Indebtedness or other monetary obligations with the proceeds thereof), the aggregate principal amount of all Indebtedness and other monetary obligations then secured pursuant to this clause (14) does not exceed (i) solely during the Additional Negative Covenant Period, 10% of Consolidated Capitalization and (ii) upon the termination of the Additional Negative Covenant Period, 15% of Consolidated Capitalization;
(15)    any Lien on any capital stock of any corporation which is registered in the name of the Issuer or otherwise owned by or held for the benefit of the Issuer (other than, in either case, the capital stock of any Significant Subsidiary) which may constitute Margin Stock;
(16)    any Lien on property arising in connection with any defeasance, covenant defeasance or in substance defeasance of any Indebtedness pursuant to an express contractual provision with respect thereto or GAAP;
(17)    any Lien securing Indebtedness in respect of joint ventures or other new power generation projects (including repowerings) which Indebtedness is non-recourse to the Issuer and its Subsidiaries (other than such entities);
(18)    any Lien securing Indebtedness incurred by Eligible Securitization Vehicles (for the avoidance of doubt, not secured by any Principal Property); or
(19)    any Lien on accounts receivable securing Indebtedness incurred in connection with the financing of such accounts receivable.
SECTION 4.06.    [Reserved].
SECTION 4.07.    Existence.
The Issuer shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 5.01, and the Issuer shall not be required to preserve any such right, franchise, permit, license or legal existence if the Issuer shall determine in good faith the preservation thereof is no longer desirable in the conduct of the business of the Issuer.
SECTION 4.08.    Change of Control Offer.

(a)    If a Change of Control Triggering Event occurs, unless the Issuer has exercised its right to redeem all the Notes outstanding as described in Article 3, Holders of the Notes shall have the right to require that the Issuer repurchase all or any part (provided that no Note of a principal amount of $2,000 or less will be repurchased in part) of such Holder’s Notes (the “Change of Control Offer”) at a repurchase price in cash equal to 101% of the aggregate principal amount of Note repurchased plus accrued and unpaid interest, if any, on the Notes repurchase to, but excluding, the date of repurchase (the “Change of Control Payment”).
(b)    Within 30 days following any Change of Control Triggering Event, the Issuer shall mail a notice to each Holder of the Notes, with a copy to the Trustee, stating:
(i)    that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Issuer to repurchase such Holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase;
(ii)     the transaction or transactions that constitute the Change of Control Triggering Event;
(iii)    the repurchase date (which shall be not earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”); and
(iv)    the procedures that a Holder must follow in order to properly tender such Holder’s Notes pursuant to the Change of Control Offer.
(c)    The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Notes, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Notes by virtue of such conflicts.
(d)    On the Change of Control Payment Date, the Issuer shall (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent, which shall initially be the Trustee, an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted and the Trustee shall cancel such Notes.
(e)    The Paying Agent shall promptly mail or transfer by wire, to each Holder who properly tendered Notes or portions thereof, the purchase price for such Notes or portion thereof, and the Trustee shall be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(f)    The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all Notes or portions thereof properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, the Issuer will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.
(g)    A Change of Control Offer may be made in advance of a Change of Control, and be conditional upon such Change of Control (or a related Change of Control Triggering Event), if a definitive agreement is in place in respect of the Change of Control at the time of making of the Change of Control Offer. If a Change of Control Offer (or third-party offer in lieu of a Change of Control Offer) is made in advance of a Change of Control, and prior to, upon or after consummation of such Change of Control a Rating Event or other change in credit ratings occurs that causes such Change of Control to result in a Change of Control Triggering Event, no additional Change of Control Offer will be required with respect to such Change of Control.
ARTICLE FIVE

SUCCESSOR CORPORATION
SECTION 5.01.    Limitations on Mergers, Consolidations, Sale, Lease or Conveyance.
The Issuer may not consolidate or merge with or into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person or entity unless:
(1)    either (A) the Issuer will be the surviving entity or (B) the entity or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the “Surviving Person”) is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(2)     the Surviving Person assumes all of the Issuer’s obligations under the Notes and this Indenture pursuant to a supplemental indenture;
(3)     immediately after giving effect to that transaction, no Default or Event of Default exists; and
(4)     the Issuer shall have delivered to the Trustee an Opinion of Counsel and Officer’s Certificate stating that such merger, consolidation, sale, lease or conveyance and such supplemental indenture (if any) complies with this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with and that such supplemental indenture (if any) constitutes a legal, valid and binding obligation of the Surviving Person enforceable against such entity in accordance with its terms, subject to customary exceptions.

SECTION 5.02.    Successor Person Substituted.
 Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Issuer in accordance with Section 5.01 of this Indenture, the Surviving Person formed by such consolidation or into which the Issuer is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Surviving Person had been named as the Issuer herein.
ARTICLE SIX

DEFAULTS AND REMEDIES
SECTION 6.01.    Events of Default.
An “Event of Default” occurs with respect to the Notes if:
(1)    the Issuer defaults in the payment of the principal of, or any premium on, any Note when the same becomes due and payable at maturity, upon acceleration, redemption or required purchase or otherwise;
(2)    the Issuer defaults in the payment of interest on any Note when the same becomes due and payable, and the default continues for a period of 30 days;
(3)     the Issuer defaults in the performance of or breaches any other covenant or agreement of the Issuer in this Indenture or under the Notes and the default or breach continues for a period of 30 days after written notice specifying the default is delivered to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 30% in aggregate principal amount of the Notes;
(4)     a default occurs in the payment of the principal under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness for money borrowed of the Issuer or any Significant Subsidiary, which default for payment of principal is in an aggregate principal amount exceeding $75.0 million when such indebtedness becomes due and payable (whether at maturity, upon redemption or acceleration or otherwise), if such default shall continue unremedied or unwaived for more than 30 Business Days and the time for payment of such amount has not been expressly extended (until such time as such payment default is remedied, cured or waived) (and provided that, for purposes of this clause (4) only, “Indebtedness” for money borrowed shall include obligations in respect of any Hedging Agreements with the “principal amount” of any Hedging Agreements at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Issuer or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time);
(5)     a court having jurisdiction enters a decree or order for: (i) relief in respect of the Issuer or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect; (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Issuer or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Issuer or any of its Significant Subsidiaries; or (iii) the winding up or liquidation of the affairs of the Issuer or any of its Significant Subsidiaries; and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or
(6)    the Issuer or any of its Significant Subsidiaries: (i) commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law; (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Issuer or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Issuer or any of its Significant Subsidiaries; or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (5) or (6) a “Bankruptcy Default”).
SECTION 6.02.    Acceleration.
(a)    If an Event of Default, other than a Bankruptcy Default with respect to the Issuer, occurs with respect to the Notes and is continuing under this Indenture, then the Trustee or the Holders of at least 30% in principal amount of the Notes then outstanding may, by written notice to the Issuer (and to the Trustee if the notice is given by the Holders), and the Trustee at the request of at least 30% in principal amount of the Notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the outstanding Notes to be immediately due and payable. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest will become immediately due and payable. If a Bankruptcy Default occurs with respect to the Issuer, the principal of, premium, if any, and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
(b)    The Holders of at least a majority in principal amount of the outstanding Notes may, by written notice to the Issuer and to the Trustee, waive all past Defaults with respect to the Notes and rescind and annul a declaration of acceleration with respect to the Notes and its consequences if:
(i)    all existing Events of Default applicable to the Notes, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived; and
(ii)    the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
SECTION 6.03.    Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes and this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuer.
SECTION 6.04.    Waiver of Past Defaults and Events of Default.
Subject to Sections 6.02, 6.08 and 8.02,  the Holders of at least a majority in principal amount of outstanding Notes may, by notice to the Trustee, waive an existing Default with respect to the Notes and its consequences. Upon such waiver, the Default with respect to the Notes will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.
SECTION 6.05.    Control by Majority.
The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may result in costs and expenses of the Trustee for which it has no source of payment or recovery or involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
SECTION 6.06.    Limitation on Suits.
A Holder of the Notes may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:
(1)    such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;
(2)     the Holders of not less than 30% in principal amount of outstanding Notes have made written request to a Responsible Officer of the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under this Indenture;

(3)    such Holder or Holders have offered to the Trustee and, if requested, provided indemnity reasonably satisfactory to the Trustee against any costs, expenses and liabilities to be incurred in compliance with such request;
(4)     the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and
(5)    during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a written direction that is inconsistent with such written request.
However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (2) of Section 6.01).
SECTION 6.07.    No Liability of Directors, Officers, Employees, Incorporators and Stockholders.
No director, officer, employee, incorporator, member or stockholder of the Issuer, as such, will have any liability for any obligations of the Issuer under the Notes, or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
SECTION 6.08.    Rights of Holders to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or premium, if any, and interest of the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.
SECTION 6.09.    Collection Suit by Trustee.
If an Event of Default in payment of principal, premium or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes.
SECTION 6.10.    Trustee May File Proofs of Claim.
The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.
SECTION 6.11.    Priorities.
If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:
FIRST: to the Trustee for amounts due under Section 7.07, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection in accordance with Section 7.07; and
SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and
THIRD: to the Issuer.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and the amount to be paid.
SECTION 6.12.    Undertaking for Costs.
In any suit for the enforcement of any right or remedy hereunder or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

ARTICLE SEVEN

TRUSTEE
SECTION 7.01.    Duties of Trustee.
(a)    If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall, in the exercise of its power, use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs.
(b)    Except during the continuance of an Event of Default:
(1)    the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and
(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether they conform on their face to the requirements hereof (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)    this clause (c) does not limit the effect of clause (b) of this Section 7.01;
(2)    the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
(3)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof; and
(4)    no provision hereof shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.
(d)    Whether or not therein expressly so provided, paragraphs (a), (b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

(e)    The Trustee shall be under no obligation to exercise any of its rights or powers hereunder at the request of any Holder of Notes unless such Holder of Notes shall have offered, and, if requested, to the Trustee security and indemnity satisfactory to the Trustee.
(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.
(g)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.
SECTION 7.02.    Rights of Trustee.
Subject to Section 7.01:
(1)    The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
(2)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.04. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
(3)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.
(4)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute negligence or willful misconduct.
(5)    The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(6)    The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to clause (1) or (2) of Section 6.01 or (ii) any Event of Default of which a Responsible Officer of the Trustee shall have received written notification provided, the notice references this Indenture and the specific Event of Default. In the absence of such notice, the Trustee may conclusively assume there is no Default except as aforesaid.
(7)    The Trustee shall be under no obligation to exercise any of its rights or powers hereunder at the request of any Holder of Notes unless such Holder of Notes shall have offered, and if requested, provided, to the Trustee security and indemnity satisfactory to the Trustee.

(8)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the investigation.
(9)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(10)    The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties hereunder.
(11)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; provided that (i) only the Trustee, and no other agent, custodian or other Person, shall be subject to the prudent person standard in an Event of Default; and (ii) any agent, custodian or other Person shall only be liable to the extent of its gross negligence or willful misconduct.
(12)    Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as which the Trustee is entitled to rely exclusively on the Officer’s Certificate).
(13)    In no event shall the Trustee be responsible for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the possibility of such loss or damage and regardless of the form of action.
(14)    The Trustee will not be charged with knowledge of any document or agreement other than this Indenture and the Notes.
SECTION 7.03.    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Issuer, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10.
SECTION 7.04.    Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the sale of Notes or any money paid to the Issuer pursuant to the terms of this Indenture and it shall not be responsible for the use or application of money received by any Paying Agent other than the Trustee. The Trustee shall not be responsible for any statement in the Notes, this Indenture or any other document in connection with the sale of the Notes other than its certificate of authentication.
SECTION 7.05.    Notice of Defaults.
The Trustee shall, within 90 days after the occurrence of any Default with respect to the Notes (which the Trustee is deemed to have knowledge of pursuant to this Indenture), give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is not opposed to the interest of the Holders.
SECTION 7.06.    [Reserved].
SECTION 7.07.    Compensation and Indemnity.
The Issuer shall pay to the Trustee and Agents from time to time reasonable compensation for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as agreed to from time to time by the Trustee and the Issuer. The Issuer shall reimburse the Trustee and Agents upon request for all reasonable out-of-pocket disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
The Issuer shall indemnify each of the Trustee and Agents for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties, or otherwise arising, under this Indenture including the reasonable costs and expenses of defending itself against any claim (whether brought by the Issuer, Holders or otherwise) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, settlement costs and the costs and expenses of enforcing the terms of this Indenture, including, the indemnity obligations herein). The Trustee or Agent shall notify the Issuer in writing promptly of any claim asserted against the Trustee or Agent for which it may seek indemnity. However, the failure by the Trustee or Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder except to the extent the Issuer is prejudiced thereby.
Notwithstanding the foregoing, the Issuer need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence, bad faith or willful misconduct. To secure the payment obligations of the Issuer in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular

Notes. The obligations of the Issuer under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.
When the Trustee incurs expenses or renders services after a Bankruptcy Default occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven.
SECTION 7.08.    Replacement of Trustee.
The Trustee may resign by so notifying the Issuer in writing. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by notifying the Issuer and the removed Trustee in writing and may appoint a successor Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at its election if:
(1)    the Trustee fails to comply with Section 7.10;
(2)    the Trustee is adjudged a bankrupt or an insolvent;
(3)    a receiver or other public officer takes charge of the Trustee or its property; or
(4)    the Trustee otherwise becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. If a Trustee is removed with or without cause, all fees and expenses (including the reasonable fees and expenses of counsel) of the Trustee incurred in the administration of the trust or in performing the duties hereunder shall be paid to the Trustee.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction, at the expense of the Issuer, for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
SECTION 7.09.    Successor Trustee by Consolidation, Merger, etc.
If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another entity, subject to Section 7.10, the successor entity without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.
SECTION 7.10.    Eligibility; Disqualification.
The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $50,000,000 as set forth in the most recent applicable published annual report of condition.
SECTION 7.11.    [Reserved].
SECTION 7.12.    Paying Agents.
The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:
(A)    that it shall hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any obligor on the Notes) in trust for the benefit of Holders or the Trustee;
(B)    that it shall at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and
(C)    that it shall give the Trustee written notice within three (3) Business Days of any failure of the Issuer (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.
ARTICLE EIGHT

AMENDMENTS, SUPPLEMENTS AND WAIVERS
SECTION 8.01.    Without Consent of Holders.
The Issuer and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder:

(1)     to cure any ambiguity, defect or inconsistency in this Indenture or the Note;
(2)     to comply with Section 5.01;
(3)     to comply with any requirements of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act (in the event the Issuer determines such qualification is necessary or desirable);
(4)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;
(5)    to provide for any Guarantee of the Notes, to secure the Notes and add collateral thereto or to confirm and evidence the release, termination or discharge of any Guarantee of or lien securing the Notes when such release, termination or discharge is permitted by this Indenture;
(6)    to provide for or confirm the issuance of Additional Notes;
(7)    to conform the text of this Indenture or the Notes to any provision of the “Description of notes” in the Offering Memorandum to the extent that such provision in the “Description of notes” was intended to be a verbatim recitation of a provision of this Indenture or the Notes;
(8)    to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of the Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or
(9)     to make any other change that does not materially and adversely affect the rights of any Holder.
The Trustee is hereby authorized to join with the Issuer in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.
For the avoidance of doubt, no amendment to, or deletion of any of the covenants described under Article Three and Article Four or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any legal rights of any Holders of the Notes to receive payment of principal of or premium, if any, or interest on the Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

SECTION 8.02.    With Consent of Holders.
(a)    Except as otherwise provided in Section 6.02, 6.04 and 6.07 or paragraph (b) of this Section 8.02, the Issuer and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Issuer with any provision of this Indenture or the Notes.
(b)    Notwithstanding the provisions of paragraph (a), without the consent of each Holder of Notes, an amendment or waiver may not:
(1)    reduce the principal amount of or change the stated maturity of any installment of principal of any Note;
(2)    reduce the rate of or change the stated maturity of any interest payment on any Note;
(3)    reduce the amount payable upon the optional redemption or any required repurchase of any Note or change the times at which any Note may be redeemed or repurchased or, once notice of redemption or a Change of Control Offer has been given, the time at which it must thereupon be redeemed or repurchased;
(4)    make any Note payable in money other than that stated in such Note;
(5)    impair the legal right of any Holder of Notes to receive any principal payment, premium payment, if any, or interest payment on such Holder’s Notes, on or after the stated maturity thereof, or to institute suit for the enforcement of any such payment;
(6)    make any change in the percentage of the principal amount of the Notes required for amendments or waivers; or
(7)    modify or change any provision of this Indenture affecting the ranking of the Notes in a manner adverse to the Holders of the Notes.
Upon the written request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.
(c)     It is not necessary for Holders of Notes to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d)    Subject to Section 8.04, an amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer will send to the Holders thereby a notice briefly describing the amendment, supplement or waiver. The Issuer will send supplemental indentures to Holders upon request. Any failure of the Issuer to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
SECTION 8.03.    Payment for Consents.
Neither the Issuer nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid, or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.
SECTION 8.04.    Revocation and Effect of Consents.
Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.
The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.
After an amendment, supplement, waiver or other action becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (7) of Section 8.02(b). In that case the amendment, supplement, waiver or other action shall bind each Holder who has consented to it and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note.
SECTION 8.05.    Notation on or Exchange of Notes.
If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 8.06.    Trustee to Sign Amendments, etc.
The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying conclusively upon an Officer’s Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and all conditions precedent required hereunder to such amendment, supplement or waiver have been complied with.
ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE
SECTION 9.01.    Discharge of Indenture.
This Indenture will be discharged and will cease to be of further effect as to all outstanding Notes, except the obligations referred to in the last paragraph of this Section 9.01, if
(1)    all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or
(2)        (a) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) shall become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to paragraph 6 of the Notes, and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as shall be sufficient (without consideration of any reinvestment of interest), as evidenced by an Officer’s Certificate of the Issuer, to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,
(b)    the Issuer has paid all other sums payable by it under this Indenture, and

(c)    the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be.
In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.
After such delivery, the Trustee shall acknowledge in writing the discharge of the Issuer’s obligations terminated pursuant to this Section 9.01.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Section 2.07 shall survive until all Notes have been cancelled and the obligations of the Issuer in Sections 7.07, 9.05 and 9.06 shall survive.
SECTION 9.02.    Legal Defeasance.
The Issuer may at its option and at any time, pursuant to a Board Resolution, be discharged from its obligations with respect to the Notes on the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Notes with respect thereto and to have satisfied all its other obligations under such Notes and this Indenture, and this Indenture shall cease to be of further effect as to all outstanding Notes (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:
(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely from the trust funds described in Section 9.04 and as more fully set forth in such Section,
(b) the Issuer’s obligations with respect to the Notes under Sections 2.04, 2.05, 2.06, 2.07, 2.08 and 2.11,
(c) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Issuer’s obligation in connection therewith, and
(d) this Article Nine.
Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 with respect to Notes notwithstanding the prior exercise of its option under Section 9.03 with respect to such Notes.
SECTION 9.03.    Covenant Defeasance.
The Issuer may at its option and at any time, pursuant to a Board Resolution, elect that (x) the Issuer shall be released from its obligations under Sections 4.02, 4.05 and 4.08 and (y)

clauses (3) and (4) of Section 6.01 shall no longer apply with respect to the Notes on and after the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, and thereafter any omission to comply with such obligations shall not constitute a Default, but the remainder of this Indenture and the Notes shall be unaffected thereby.
SECTION 9.04.    Conditions to Legal Defeasance or Covenant Defeasance.
The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes:
(1)    the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders of the Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as shall be sufficient (without consideration of any reinvestment of interest), as evidenced by an Officer’s Certificate of the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the Redemption Date of the principal or installment of principal of or interest on the Notes,
(2)    in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that:
(a)    the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or
(b)    since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of such outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,
(3)    in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that the beneficial owners of such outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred,

(4)    no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit),
(5)    the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by it with the intent of preferring the Holders of such Notes over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and
(6)    the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officer’s Certificate, clauses (1) through (4) and, in the case of the Opinion of Counsel, clauses (2) and/or (3) of this paragraph have been complied with.
If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the obligations of the Issuer under this Indenture shall be revived and no such defeasance shall be deemed to have occurred.
SECTION 9.05.    Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.
All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time any money or U.S. Government Obligations held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
SECTION 9.06.    Reinstatement.
If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations terminated pursuant to Section 9.01, 9.02 or 9.03, as applicable, shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01; provided that if the Issuer has made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
SECTION 9.07.    Moneys Held by Paying Agent.
In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04, to the Issuer, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.
SECTION 9.08.    Moneys Held by Trustee.
Subject to applicable law, any moneys deposited with the Trustee or any Paying Agent or then held by the Issuer in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuer, or if such moneys are then held by the Issuer in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining shall be repaid to the Issuer. After payment to the Issuer or the release of any money held in trust by the Issuer, Holders entitled to the money must look only to the Issuer for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE TEN

[RESERVED]

ARTICLE ELEVEN

MISCELLANEOUS
SECTION 11.01.    Trust Indenture Act.
The provisions of the TIA do not apply to this Indenture or the Notes.
SECTION 11.02.    Notices.
Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, sent electronically, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:
If to the Issuer:

HAWAIIAN ELECTRIC COMPANY, INC.
Alii Place
1099 Alakea Street, Suite 2100
Honolulu, Hawai’I 96813
Attention: Legal Department
If to the Trustee:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
Mail Stop: EP-MN-WS3C
West Side Flats St Paul
111 Fillmore Avenue East
Saint Paul, MN 55107
Attention: Global Corporate Trust/J. Hahn
Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.
The Issuer or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.
Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its registered address as it appears on the Register by first class mail, postage prepaid, or, as to any Global Note registered in the name of DTC or its nominee, to DTC by electronic mail in accordance with DTC’s applicable policies in effect from time to time. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders. Notices will be deemed to have been given on the date of mailing or of publication as aforesaid or, if published on different dates, on the date of the first such publication.
Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.
In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.
The Trustee shall not have any duty to confirm that the person sending any notice, instruction or other communication by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. The Issuer assumes all risks arising out of the use of electronic signatures and electronic methods to send communications to the Trustee, including the risk of the Trustee acting on an unauthorized communication, and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic communication.
SECTION 11.03.    Communications by Holders with Other Holders.
Holders may communicate in the manner contemplated by the provisions of TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes (it being understood that, for the avoidance of doubt, the provisions of the Trust Indenture Act do not apply to this Indenture or the Notes). The Issuer, the Trustee, the Registrar and anyone else shall have the protections contemplated by the provisions of TIA § 312(c) as if such provisions applied to this Indenture (it being understood that, for the avoidance of doubt, the provisions of the Trust Indenture Act do not apply to this Indenture or the Notes).
SECTION 11.04.    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer to the Trustee to take any action or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:
(1)    an Officer’s Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)    an Opinion of Counsel (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.    Statements Required in Certificate and Opinion.
Each certificate and opinion with respect to compliance by or on behalf of the Issuer with a condition or covenant provided for in this Indenture (other than the Officer’s Certificate required by Sections 3.01 or 4.04) shall comply with any requirements set forth in this Indenture and shall include:
(1)    a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)    a statement that, in the opinion of such Person, it or he or she has made such examination or investigation as is necessary to enable it or him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(4)    a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to such matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificate of public officials, and provided, further, that an Opinion of Counsel may have customary qualifications for opinions of the type required.
SECTION 11.06.    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.
SECTION 11.07.    Business Days.
If a payment date is not a Business Day, payment may be made on the next succeeding Business Day, and no interest shall accrue for the intervening period.
SECTION 11.08.    Governing Law.
This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 11.09.    Waiver of Jury Trial.
EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.10.    Force Majeure.
In no event shall the Trustee, Paying Agent, Registrar or transfer agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics or similar public health emergencies, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
SECTION 11.11.    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.
SECTION 11.12.    No Recourse Against Others.
No recourse for the payment of the principal of or premium, if any, or interest, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director or employee, as such, past, present or future, of the Issuer or of any successor corporation or against the property or assets of any such stockholder, officer, employee or director, either directly or through the Issuer, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Issuer, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee or director of the Issuer, or any successor corporation thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied there from, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer or director and may be enforced by any of them.
SECTION 11.13.    Successors.
All agreements of the Issuer in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.
SECTION 11.14.    Multiple Counterparts.
The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means; provided that the Trustee’s certificate of authentication on any Note shall be manually signed. This Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
SECTION 11.15.    Table of Contents, Headings, etc.
The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 11.16.    Separability.
Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 11.17.    USA Patriot Act.
The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they shall provide the Trustee and the Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.
[Signature pages to follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

HAWAIIAN ELECTRIC COMPANY, INC.

By:	/s/ Paul K. Ito
Name: Paul K. Ito
Title: Senior Vice President, Chief Financial
Officer and Treasurer

By:	/s/ Brent Noyama
Name: Brent Noyama
Title: Assistant Treasurer

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION
as Trustee

By:	/s/ Joshua A. Hahn
Name: Joshua A. Hahn
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A
[FORM OF FACE OF INITIAL NOTE]
[Global Notes Legend]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[Restricted Notes Legend]
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT

THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
[Regulation S Notes Legend]
BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

[FORM OF NOTE]
CUSIP [_____]1
ISIN [_____]2
HAWAIIAN ELECTRIC COMPANY, INC.
No.    $
6.000% SENIOR NOTE DUE 2033
HAWAIIAN ELECTRIC COMPANY, INC., a Hawaii corporation (the “Issuer”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of [_____] dollars on October 1, 2033.
Interest Payment Dates: April 1 and October 1.
Record Dates: March 15 and September 15.
Reference is made to the further provisions of this Note contained herein, which shall for all purposes have the same effect as if set forth at this place.
1 144A: 419866 AV0 / Reg S: U2468Q AA8
2 144A: US419866AV08 / Reg S: USU2468QAA86

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

HAWAIIAN ELECTRIC COMPANY, INC.

By:
Name: Paul K. Ito
Title: Senior Vice President, Chief Financial
Officer and Treasurer

By:
Name: Brent Noyama
Title: Assistant Treasurer

Dated:

[Signature Page to [144A][Reg S] Note]

Certificate of Authentication
This is one of the 6.000% Senior Notes due 2033 referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee

By:
Name: Joshua A. Hahn
Title: Vice President

Dated:

[FORM OF REVERSE OF INITIAL NOTE]
HAWAIIAN ELECTRIC COMPANY, INC.
6.000% SENIOR NOTE DUE 2033
1.    Interest.
HAWAIIAN ELECTRIC COMPANY, INC., a Hawaii corporation (the “Issuer”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 6.000% per annum. Interest hereon shall accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including September 18, 2025 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each April 1 and October 1 commencing on April 1, 2026. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 6.000% per annum.
2.    Method of Payment. The Issuer shall pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on March 15 or September 15 next preceding the Interest Payment Date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer (through the Paying Agent) shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. If the Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the payment date, the Issuer (through the Paying Agent) shall make all payments on this Note by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on this Note shall be made at the office or agency of the Paying Agent unless the Issuer (with notice to the Paying Agent) elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.
3.    Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association, a national banking association (the “Trustee”), shall act as a Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar or co-registrar without notice. The Issuer or any of its Affiliates may act as Paying Agent or Registrar.
4.    Indenture. The Issuer issued the Notes under an Indenture dated as of September 18, 2025 (the “Indenture”) between the Issuer and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The Notes include (i) $500,000,000 aggregate principal amount of the Issuer’s 6.000% Senior Notes due 2033 (the “Initial Notes”) and (ii) if and when issued, additional Notes that may be issued from time to time under the Indenture subsequent to September 18, 2025 (the “Additional Notes”). The Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of the Indenture. The terms of the Notes include those set forth in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

5.    Mandatory Redemption. Except as set forth in paragraph 8 below, the Issuer shall not be required to make mandatory redemption payments with respect to the Notes. The Issuer or its Affiliates may at any time and from time to time acquire Notes by means other than a redemption, whether by tender offer, exchange offer, in open market purchases, through negotiated transactions or otherwise, in accordance with applicable securities laws, upon such terms and at such prices as the Issuer or its Affiliates may determine, which may be more or less than the consideration for which the Notes offered hereby are being sold and may be less than the redemption price then in effect and could be for cash or other consideration.
6.    Optional Redemption. Except as set forth below, the Issuer will not be entitled to redeem the Notes at its option.
(i)    At any time prior to October 1, 2028, the Issuer may, at its option, redeem the Notes, in whole or in part, upon notice as described in Section 3.03 of the Indenture, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.
(ii)    On and after October 1, 2028, the Issuer may, at its option, redeem the Notes, in whole or in part, upon notice as described in Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to but not including the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on October 1 of each of the years indicated below:

Year	Percentage
2028	103.000%
2029	101.500%
2030 and thereafter	100.000%

(iii)    In addition, until October 1, 2028, the Issuer may, at its option, on one or more occasions redeem up to 40% of the aggregate principal amount of Notes (including any Additional Notes) at a redemption price equal to 106.000% of the aggregate principal amount of Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to but not including the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the aggregate principal amount of (x) Notes originally issued under the Indenture and (y) any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption (unless all Notes are redeemed substantially concurrently therewith); provided, further, that for purposes of calculating the principal amount of Notes able to be redeemed with such cash proceeds of such Equity Offering(s), such amount shall include only the principal amount of the Notes to be redeemed plus the premium on such Notes to be redeemed; provided, further, that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.
7.    Notice of Redemption. Notice of redemption shall be mailed, or delivered electronically if held by DTC, at least 10 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at his registered address with a copy to the Trustee, except that redemption notices may be mailed, or delivered electronically if held by DTC, more than 60 days prior to a Redemption Date if the notice is issued in connection with a Legal Defeasance or Covenant Defeasance or satisfaction and discharge of the Indenture. On and after the Redemption Date, unless the Issuer defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.
8.    Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control Triggering Event and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.
9.    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or a portion of a Note selected for redemption for a period of 15 days before a mailing or electronic delivery of notice of redemption.
10.    Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.
11.    Unclaimed Money. Subject to applicable law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee shall pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment as general creditors unless an “abandoned property” law designates another Person.
12.    Amendment, Supplement, Waiver, etc. The Issuer and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, complying with any requirement of the SEC in connection with any required qualification of the Indenture under the Trust Indenture Act, and making any change that does not materially adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Issuer and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

13.    Defaults and Remedies. Events of Default are set forth in the Indenture. If a Bankruptcy Default with respect to the Issuer or any Significant Subsidiary occurs, all outstanding Notes shall become due and payable without any further action or notice. If any other Event of Default (other than a Bankruptcy Default with respect to the Issuer or any Significant Subsidiary), shall have occurred and be continuing hereunder, the Trustee, by written notice to the Issuer, or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.
14.    Trustee Dealings with Issuer. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either of the Issuer, or any Affiliates thereof, with the same rights it would have if it were not Trustee.
15.    Discharge. Subject to certain conditions and as set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations pursuant to the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.
16.    [Reserved].
17.    Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.
18.    Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.
19.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
20.    CUSIP/ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
HAWAIIAN ELECTRIC COMPANY, INC.

Alii Place
1099 Alakea Street, Suite 2100
Honolulu, Hawai’i 96813
Attention: Legal Department

ASSIGNMENT

I or we assign and transfer this Note to:
(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)
Signature Guarantee:
SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

FORM OF TRANSFER CERTIFICATE
This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.
The undersigned (check one box below):
☐    has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or
☐    has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.
In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:
CHECK ONE BOX BELOW
(1)    ☐    to the Issuer or subsidiary thereof; or
(2)    ☐    to the Registrar for registration in the name of the Holder, without transfer; or
(3)    ☐    pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or
(4)    ☐    to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or
(5)    ☐    pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or
(6)    ☐    pursuant to Rule 144 under the Securities Act; or
(7)    ☐    pursuant to another available exemption from registration under the Securities Act.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by
an executive officer
Name:
Title:

Signature Guarantee*:

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A
REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,
PURSUANT TO SECTION 2.16(d)(iii) OF THE INDENTURE3
The undersigned represents and warrants that either:
☐    the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or
☐    the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or
☐    the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

3     Include only for Regulation S Global Notes.

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, check the appropriate box:
☐    Section 4.08
If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

$
($2,000 or any integral multiple of $1,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL NOTES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian